Exhibit 99.1

Press Release

April 23, 2024	Contact Information:

For Immediate Release	Dave Pauli
Vice President - Investor Relations
414.223.7770

Zurn Elkay Water Solutions Reports First Quarter 2024 Financial Results
Investor call scheduled for Wednesday, April 24, 2024 at 8:30 a.m. Eastern Time
MILWAUKEE, WI (USA) - Zurn Elkay Water Solutions Corporation (NYSE:ZWS)

First Quarter Highlights
•Net sales in the quarter were $374 million compared with $372 million in last year’s March quarter (core sales(1) were flat inclusive of a 400 basis point impact from executed product line exits).
•Net income from continuing operations was $34 million (diluted EPS from continuing operations of $0.19) compared with net income from continuing operations of $23 million (diluted EPS from continuing operations of $0.13) in the year-ago quarter.
•Adjusted EPS(1) was $0.29 compared with $0.18 in the year-ago quarter.
•Adjusted EBITDA(1) was $90 million (24.1% of net sales) compared with $72 million (19.5% of net sales) in last year's first quarter.
•Net debt leverage(1) of 0.9x as of March 31, 2024.
•Deployed $19 million to repurchase 0.6 million shares of common stock in the quarter.

Todd A. Adams, Chairman and Chief Executive Officer, commented, “We had a solid start to the year as our first quarter growth, profitability, and free cash flow(1) each exceeded our expectations heading into the quarter. Our first quarter pro forma core(1) growth of 4% tracked modestly ahead of what we thought, with the benefits of some of our strategic growth initiatives positively impacting our growth with underlying market conditions performing very much in line with our expectations. From a profitability perspective, our adjusted EBITDA(1) grew 24% year over year and our margin of 24.1% improved by 460 basis points over the prior year. These first quarter margins are reflective of the new, higher baseline we expect to deliver from moving forward as a result of the synergies realized from the Elkay combination and the compounding benefits we capture through the deployment of the Zurn Elkay Business System day in and day out. With a strong start to the year of $50 million in free cash flow(1), we repurchased $19 million of shares in the quarter while leaving ourselves significant balance sheet optionality as our net debt leverage(1) ended at an all-time low of 0.9x.”
"In February we published our 2023 Sustainability Report. Sustainability is inherently linked to our business and at the core of it is our role as a water steward and helping our customers advance and achieve their sustainability goals. The 2023 report highlights our progress against nearly two dozen existing targets and establishes new targets for air emissions, employee training, and waste reduction. We are committed and excited to build on the momentum we have around sustainability as a company.”

Second Quarter Outlook
“Based on demand trends as we exited the first quarter and the month of April, we believe net sales for the second quarter will be up low single digits on a pro forma core(1) basis and adjusted EBITDA(1) margin will be between 24.5% and 25.0%. For the full year outlook we continue to have confidence in our ability to drive growth in 2024 and deliver $250 million of free cash flow(1). We are increasing our full year adjusted EBITDA(1) margin expectation to now deliver approximately 150 bps to 200 bps of year over year adjusted EBITDA(1) margin expansion."

First Quarter 2024 Overview
Net sales were $373.8 million and $372.1 million during the three months ended March 31, 2024 and March 31, 2023, respectively, an increase of 0.5% year over year. Core sales(1) were flat year over year as core sales(1) growth across nearly all product categories was offset by the 400 basis point impact from the planned exit of certain residential sink products.
During the three months ended March 31, 2024, income from operations was $53.2 million compared to $43.7 million during the three months ended March 31, 2023. Income from operations as a percentage of net sales increased by 250 basis points year over year due to the benefits resulting from productivity synergies and restructuring actions related to the Elkay Merger, as well as lower material and transportation costs, partially offset by higher restructuring expense year over year.
Adjusted EBITDA(1) was $90.0 million, or 24.1% of net sales, during the three months ended March 31, 2024 compared to $72.4 million, or 19.5% of net sales, during the three months ended March 31, 2023.

(1)    Refer to "Non-GAAP Financial Measures" for a definition of this non-GAAP metric, as well as the accompanying reconciliations to GAAP.

Non-GAAP Financial Measures
The following non-GAAP financial measures are utilized by management in comparing our operating performance on a consistent basis. We believe that these financial measures are appropriate to enhance an overall understanding of our underlying operating performance trends compared to historical and prospective periods and our peers. Management also believes that these measures are useful to investors in their analysis of our results of operations and provide improved comparability between fiscal periods as well as insight into the compliance with our debt covenants. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information calculated in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. A reconciliation of non-GAAP financial measures presented above to our GAAP results has been provided in the financial tables included in this press release.
Core Sales
Core sales excludes the impact of acquisitions, divestitures and foreign currency translation. Management believes that core sales facilitates easier and more meaningful comparison of our net sales performance with prior and future periods and to our peers. We exclude the effect of acquisitions and divestitures because the nature, size and number of acquisitions and divestitures can vary dramatically from period to period and between us and our peers, and can also obscure underlying business trends and make comparisons of long-term performance difficult. We exclude the effect of foreign currency translation from this measure because the volatility of currency translation is not under management's control. Further, management uses "pro forma core sales", defined as reported sales less the impact of acquisitions, divestitures, foreign currency translation, and product line exits, as a measure of our financial performance that is more relevant when evaluating us against peers.
Adjusted Net Income and Adjusted Earnings Per Share
Adjusted net income and adjusted earnings per share (calculated on a diluted basis) exclude actuarial gains and losses on pension and postretirement benefit obligations, restructuring and other similar charges, gains or losses on divestitures, discontinued operations, gains or losses on extinguishment of debt, the impact of acquisition-related fair value adjustments in connection with purchase accounting, amortization of intangible assets, the adjustment to state inventories at last-in first-out costs, and other non-operational, non-cash or non-recurring losses, net of their income tax impact. The tax rates used to calculate adjusted net income and adjusted earnings per share are based on a transaction specific basis. We believe that adjusted net income and adjusted earnings per share are useful in assessing our financial performance by excluding items that are not indicative of our core operating performance or that may obscure trends useful in evaluating our continuing results of operations.
EBITDA
EBITDA represents earnings from continuing operations before interest and other debt related activities, taxes, depreciation and amortization. EBITDA is presented because it is an important supplemental measure of performance and it is frequently used by analysts, investors and other interested parties in the evaluation of companies in our industry. EBITDA is also presented and compared by analysts and investors in evaluating our ability to meet debt service obligations. Other companies in our industry may calculate EBITDA differently. EBITDA is not a measurement of financial performance under GAAP and should not be considered as an alternative to cash flow from operating activities or as a measure of liquidity or an alternative to net income as indicators of operating performance or any other measures of performance derived in accordance with GAAP. Because EBITDA is calculated before recurring cash charges, including interest expense and taxes, and is not adjusted for capital expenditures or other recurring cash requirements of the business, it should not be considered as a measure of discretionary cash available to invest in the growth of the business.
Adjusted EBITDA
“Adjusted EBITDA” is the term we use to describe EBITDA as defined and adjusted in our credit agreement, which is net income, adjusted for the items summarized in the Reconciliation of GAAP to Non-GAAP Financial Measures table below. Adjusted EBITDA is intended to show our unleveraged, pre-tax operating results and therefore reflects our financial performance based on operational factors, excluding non-operational, non-cash or non-recurring losses or gains. In view of our debt level, it is also provided to aid investors in understanding our compliance with our debt covenants. Adjusted EBITDA is not a presentation made in accordance with GAAP, and our use of the term Adjusted EBITDA varies from others in our industry. Adjusted EBITDA should not be considered as an alternative to net income, income from operations or any other performance measures derived in accordance with GAAP. Adjusted EBITDA has important limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for, analysis of our results as reported under GAAP. For example, Adjusted EBITDA does not reflect: (a) our capital expenditures, future requirements for capital expenditures or contractual commitments; (b) changes in, or cash requirements for, our working capital needs; (c) the significant interest expenses, or the cash requirements necessary to service interest or principal payments, on our debt; (d) tax payments that represent a reduction in cash available to us; (e) any cash requirements for the assets being depreciated and amortized that may have to be replaced in the future; or (f) the impact of earnings or charges resulting from matters that we and the lenders under our credit agreement may not consider indicative of our ongoing operations. In particular, our definition of Adjusted EBITDA allows us to add back certain non-cash, non-operating or non-recurring charges that are deducted in calculating net income, even though these are expenses that may recur, vary greatly and are difficult to predict and can represent the effect of long-term strategies as opposed to short-term results. “Adjusted EBITDA Margin” is the term we use to describe Adjusted EBITDA divided by net sales.
In addition, certain of these expenses can represent the reduction of cash that could be used for other corporate purposes. Further, although not included in the calculation of Adjusted EBITDA below, the measure may at times allow us to add estimated cost savings and operating synergies related to operational changes ranging from acquisitions to dispositions to restructurings and/or exclude one-time transition expenditures that we anticipate we will need to incur to realize cost savings before such savings have occurred. Further, management and various investors use the ratio of total debt less cash to Adjusted EBITDA (which includes a full pro forma last-twelve-month impact of acquisitions), or "net debt leverage", as a measure of our financial strength and ability to incur incremental indebtedness when making key investment decisions and evaluating us against peers. Lastly, management and various investors use the ratio of the change in Adjusted EBITDA divided by the change in net sales (referred to as “incremental margin” in the case of an increase in net sales or “decremental margin” in the case of a decrease in net sales) as an additional measure of our financial performance and when making key investment decisions and evaluating us against peers.
Free Cash Flow
We define Free Cash Flow as cash flow from operations less capital expenditures, and we use this metric in analyzing our ability to service and repay our debt and to forecast future periods. However, this measure does not represent funds available for investment or other discretionary uses since it does not deduct cash used to service our debt. We define Free Cash Flow Conversion as Free Cash Flow divided by net income.
Return on Invested Capital (“ROIC”)
ROIC is used because we believe it is an important supplemental measure of financial performance and it is also currently a performance measure under our long-term incentive plan. ROIC is frequently used by analysts, investors and other interested parties in the evaluation of companies in our industry. ROIC is also used by investors and analysts to evaluate management’s deployment of capital to create shareholder value. We define ROIC as tax-effected net operating income for the last 12 months divided by average total invested capital over a rolling four-quarter period. Total invested capital is defined as shareholders equity plus debt, less cash and cash equivalents. Other companies may not define or calculate ROIC in the same way.
About Zurn Elkay Water Solutions
Headquartered in Milwaukee, Wisconsin, Zurn Elkay Water Solutions is a growth-oriented, pure-play water management business that designs, procures, manufactures, and markets what we believe to be the broadest sustainable product portfolio of specification-driven water management solutions to improve health, hydration, human safety and the environment. The Zurn Elkay product portfolio includes professional grade water safety and control products, flow systems products, hygienic and environmental products, and filtered drinking water products for public and private spaces. Additional information about Zurn Elkay Water Solutions can be found at www.zurnelkay.com.

Conference Call Details
Zurn Elkay Water Solutions will hold a conference call and webcast presentation on Wednesday, April 24, 2024, at 8:30 a.m. Eastern Time to discuss its first quarter 2024 results, provide a general business update and respond to investor questions. Zurn Elkay Water Solutions Chairman and CEO, Todd Adams, and Senior Vice President and CFO, Mark Peterson, will co-host the call and webcast. The conference call can be accessed via telephone as follows:
Domestic toll-free: 800-715-9871
International toll: 646-307-1963
Access Code: 6071902
A live webcast of the call will also be available on the Company's investor relations website. Please go to the website (investors.zurnelkay.com) at least 15 minutes prior to the start of the call to register, download and install any necessary audio software.
If you are unable to participate during the live teleconference, a replay of the conference call will be available as a webcast on the Company's investor relations website.
Cautionary Statement on Forward-Looking Statements
Information in this release may involve outlook, expectations, beliefs, plans, intentions, strategies or other statements regarding the future, which are forward-looking statements. These forward-looking statements involve risks and uncertainties. All forward-looking statements included in this release are based on information available to Zurn Elkay Water Solutions as of the date of this release, and Zurn Elkay Water Solutions assumes no obligation to update any such forward-looking statements. The statements in this release are not guarantees of future performance, and actual results could differ materially from current expectations. Numerous factors could cause or contribute to such differences. Please refer to “Risk Factors” and “Cautionary Notice Regarding Forward-Looking Statements” in our report on Form 10-K for the period ended December 31, 2023, as well as the Company’s subsequent annual, quarterly and current reports filed on Forms 10-K, 10-Q and 8-K from time to time with the Securities and Exchange Commission for a further discussion of the factors and risks associated with the business.

Zurn Elkay Water Solutions Corporation and Subsidiaries
Condensed Consolidated Statements of Operations
(in Millions, except share and per share amounts)
(Unaudited)

	Three Months Ended
	March 31, 2024	March 31, 2023
Net sales	$373.8	$372.1
Cost of sales	203.7	223.3
Gross profit	170.1	148.8
Selling, general and administrative expenses	95.9	88.5
Restructuring and other similar charges	6.3	1.9
Amortization of intangible assets	14.7	14.7
Income from operations	53.2	43.7
Non-operating expense:
Interest expense, net	(8.8)	(9.6)
Other expense, net	(1.4)	(2.4)
Income before income taxes	43.0	31.7
Provision for income taxes	(9.0)	(9.1)
Net income from continuing operations	34.0	22.6
Income from discontinued operations, net of tax	0.3	0.2
Net income	$34.3	$22.8

Basic net income per share:
Continuing operations	$0.20	$0.13
Net income	$0.20	$0.13
Diluted net income per share:
Continuing operations	$0.19	$0.13
Net income	$0.19	$0.13
Weighted-average number of shares outstanding (in thousands):
Basic	173,009	176,416
Effect of dilutive equity awards	2,670	1,969
Diluted	175,679	178,385

Zurn Elkay Water Solutions Corporation and Subsidiaries
Reconciliation of GAAP to Non-GAAP Financial Measures
Three Months Ended March 31, 2024
(in Millions) (Unaudited)

	Three Months Ended March 31, 2024
	Reported Results		Adjustments			Non-GAAP Results
Net Sales	$373.8		$—			$373.8

EBITDA	74.8		15.2	(a)		90.0
Depreciation and amortization	(21.6)		—			(21.6)
Income from operations	53.2		15.2	(b)		68.4

Income before income taxes	43.0		21.3	(c)		64.3
Provision for income taxes and indicated rate	(9.0)	20.9%	(5.1)		23.9%	(14.1)	21.9%
Net income from continuing operations	34.0		16.2			50.2

Income from discontinued operations, net of tax	0.3		(0.3)			—
Net income	$34.3		$15.9			$50.2

	EBITDA Adjustments (a)		Income from Operations Adjustments (b)			Income before Income Taxes Adjustments (c)
Restructuring and other similar charges	$6.3		$6.3			$6.3
Other, net (1)	0.2		0.2			0.2
Last-in-first-out inventory adjustments	(1.3)		(1.3)			(1.3)
Stock-based compensation expense	10.0		10.0			—
Amortization of intangible assets	—		—			14.7
Other expense, net (2)	—		—			1.4
Total Adjustments	$15.2		$15.2			$21.3
____________________
(1)Other, net includes the gains and losses from the disposition of long-lived assets.
(2)Other expense, net for the periods indicated, consists primarily of gains and losses from foreign currency transactions, the non-service cost components of net periodic benefit costs associated with our defined benefit plans and other non-operational gains and losses.

Zurn Elkay Water Solutions Corporation and Subsidiaries
Reconciliation of GAAP to Non-GAAP Financial Measures
Three Months Ended March 31, 2023
(in Millions) (Unaudited)

	Three Months Ended March 31, 2023
	Reported Results		Adjustments			Non-GAAP Results
Net Sales	$372.1		$—			$372.1

EBITDA	66.5		5.9	(a)		72.4
Depreciation and amortization	(22.8)		—			(22.8)
Income from operations	43.7		5.9	(b)		49.6

Income before income taxes	31.7		12.7	(c)		44.4
Provision for income taxes and indicated rate	(9.1)	28.7%	(3.1)		24.4%	(12.2)	27.5%
Net income from continuing operations	22.6		9.6			32.2

Income from discontinued operations, net of tax	0.2		(0.2)			—
Net income	$22.8		$9.4			$32.2

	EBITDA Adjustments (a)		Income from Operations Adjustments (b)			Income before Income Taxes Adjustments (c)
Restructuring and other similar charges	$1.9		$1.9			$1.9
Last-in-first-out inventory adjustments	(6.3)		(6.3)			(6.3)
Stock-based compensation expense	10.3		10.3			—
Amortization of intangible assets	—		—			14.7
Other expense, net (1)	—		—			2.4
Total Adjustments	$5.9		$5.9			$12.7
____________________
(1)Other expense, net for the periods indicated, consists primarily of gains and losses from foreign currency transactions, the non-service cost components of net periodic benefit costs associated with our defined benefit plans and other non-operational gains and losses.

Zurn Elkay Water Solutions Corporation and Subsidiaries
Reconciliation of GAAP to Non-GAAP Financial Measures
Three Months Ended March 31, 2024 and March 31, 2023
(in Millions, except share and per share amounts) (Unaudited)

	Three Months Ended
Adjusted EBITDA	March 31, 2024	March 31, 2023
Net income	$34.3	$22.8
Income from discontinued operations, net of tax	(0.3)	(0.2)
Provision for income taxes	9.0	9.1
Other expense, net (1)	1.4	2.4
Interest expense, net	8.8	9.6
Income from operations	$53.2	$43.7

Adjustments
Depreciation and amortization	$21.6	$22.8
Restructuring and other similar charges	6.3	1.9
Stock-based compensation expense	10.0	10.3
Last-in first-out inventory adjustments	(1.3)	(6.3)
Other, net (2)	0.2	—
Subtotal of adjustments	36.8	28.7
Adjusted EBITDA	$90.0	$72.4
____________________
(1)Other expense, net for the periods indicated, consists primarily of gains and losses from foreign currency transactions, the non-service cost components of net periodic benefit costs associated with our defined benefit plans and other non-operational gains and losses.
(2)Other, net includes the gains and losses from disposition of long-lived assets.

	Three Months Ended
Adjusted Net Income and Earnings Per Share	March 31, 2024	March 31, 2023
Net income attributable to Zurn Elkay common stockholders	$34.3	$22.8
Income from discontinued operations, net of tax	(0.3)	(0.2)
Amortization of intangible assets	14.7	14.7
Restructuring and other similar charges	6.3	1.9
Last-in first-out inventory adjustment	(1.3)	(6.3)
Other expense, net (1)	1.4	2.4
Other, net (2)	0.2	—
Tax effect on above items	(5.1)	(3.1)
Adjusted net income	$50.2	$32.2

GAAP diluted net income per share from continuing operations	$0.19	$0.13
Adjusted earnings per share - diluted	$0.29	$0.18

Weighted-average number of shares outstanding (in thousands)
GAAP basic weighted-average shares	173,009	176,416
Effect of dilutive equity securities	2,670	1,969
Adjusted diluted weighted-average shares	175,679	178,385
____________________
(1)Other expense, net for the periods indicated, consists primarily of gains and losses from foreign currency transactions, the non-service cost components of net periodic benefit costs associated with our defined benefit plans and other non-operational gains and losses.
(2)Other, net includes the gains and losses from the disposition of long-lived assets.

	Three Months Ended
	March 31, 2024	March 31, 2023
Cash provided by operating activities	$53.9	$5.0
Expenditures for property, plant and equipment	(3.7)	(5.2)
Free cash flow	$50.2	$(0.2)

Zurn Elkay Water Solutions Corporation and Subsidiaries
Condensed Consolidated Statements of Comprehensive Income
(in Millions)
(Unaudited)

	Three Months Ended
	March 31, 2024	March 31, 2023
Net income	$34.3	$22.8
Other comprehensive loss:
Foreign currency translation adjustments	(2.5)	(0.1)
Other comprehensive loss, net of tax	(2.5)	(0.1)
Total comprehensive income	$31.8	$22.7

Zurn Elkay Water Solutions Corporation and Subsidiaries
Condensed Consolidated Balance Sheets
(in Millions, except share amounts)

	(Unaudited)
	March 31, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$157.1	$136.7
Receivables, net	222.9	210.2
Inventories, net	286.6	277.6
Income taxes receivable	7.6	17.0
Other current assets	22.3	26.3
Total current assets	696.5	667.8
Property, plant and equipment, net	171.5	180.3
Intangible assets, net	937.2	952.4
Goodwill	794.3	796.0
Other assets	64.7	70.5
Total assets	$2,664.2	$2,667.0
Liabilities and stockholders' equity
Current liabilities:
Current maturities of debt	$0.9	$0.9
Trade payables	70.2	56.4
Compensation and benefits	15.2	30.5
Current portion of pension and postretirement benefit obligations	1.3	1.3
Other current liabilities	123.0	131.8
Total current liabilities	210.6	220.9

Long-term debt	494.5	494.4
Pension and postretirement benefit obligations	37.4	36.6
Deferred income taxes	209.2	210.0
Operating lease liability	34.7	37.3
Other liabilities	63.9	65.0
Total liabilities	1,050.3	1,064.2

Stockholders' equity:
Common stock, $0.01 par value; 200,000,000 shares authorized; shares issued and outstanding: 172,868,217 at March 31, 2024 and 172,262,163 at December 31, 2023	1.7	1.7
Additional paid-in capital	2,845.2	2,847.0
Retained deficit	(1,162.8)	(1,178.2)
Accumulated other comprehensive loss	(70.2)	(67.7)
Total stockholders' equity	1,613.9	1,602.8
Total liabilities and stockholders' equity	$2,664.2	$2,667.0

Zurn Elkay Water Solutions Corporation and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(in Millions)
(Unaudited)

	Three Months Ended
	March 31, 2024	March 31, 2023
Operating activities
Net income	$34.3	$22.8
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation	6.9	8.1
Amortization of intangible assets	14.7	14.7
Non-cash restructuring charges	5.2	—
Loss on dispositions of long-lived assets	0.2	—
Deferred income taxes	(0.8)	0.9
Other non-cash expenses	1.3	0.3
Stock-based compensation expense	10.0	10.3
Changes in operating assets and liabilities:
Receivables, net	(13.1)	(3.2)
Inventories	(9.3)	(4.2)
Other assets	16.8	12.4
Accounts payable	13.9	(33.0)
Accruals and other	(26.2)	(24.1)
Cash provided by operating activities	53.9	5.0

Investing activities
Expenditures for property, plant and equipment	(3.7)	(5.2)
Proceeds from dispositions of long-lived assets	1.6	—
Cash used for investing activities	(2.1)	(5.2)

Financing activities
Proceeds from borrowings of debt	—	13.0
Repayments of debt	(0.2)	(14.6)
Proceeds from exercise of stock options	2.1	0.6
Repurchase of common stock	(18.9)	(37.0)
Payment of common stock dividends	(13.9)	(12.3)
Cash used for financing activities	(30.9)	(50.3)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(0.5)	0.5
Increase (decrease) in cash, cash equivalents and restricted cash	20.4	(50.0)
Cash, cash equivalents and restricted cash at beginning of period	136.7	124.8
Cash, cash equivalents and restricted cash at end of period	$157.1	$74.8